Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	Christopher Abate
Redwood Trust, Inc. Monday, May 5, 2014		Chief Financial Officer (415) 384-3584
Mike McMahon Investor Relations (415) 384-3805

REDWOOD TRUST REPORTS FIRST QUARTER 2014 RESULTS

MILL VALLEY, CA – May 5, 2014 – Redwood Trust, Inc. (NYSE:RWT) today reported net income for the first quarter of 2014 of $12 million, or $0.14 per fully diluted share. This compares to net income of $25 million, or $0.29 per fully diluted share, for the fourth quarter of 2013, and net income of $61 million, or $0.69 per fully diluted share, for the first quarter of 2013.

Redwood also reported estimated REIT taxable income of $15 million, or $0.19 per share, for the first quarter of 2014. This compares to estimated REIT taxable income of $20 million, or $0.24 per share, for the fourth quarter of 2013 and REIT taxable income of $16 million, or $0.20 per share, for the first quarter of 2013.

At March 31, 2014, Redwood reported a book value per share of $15.14, as compared to $15.10 at December 31, 2013.

Additional information on Redwood’s business, financial results, and taxable income can be found in The Redwood Review, a quarterly publication available on Redwood’s website at www.redwoodtrust.com. In order to complete the formatting of its Quarterly Report on Form 10-Q with eXtensible Business Reporting Language (XBRL) tags, Redwood plans to file this Quarterly Report with the Securities and Exchange Commission by Thursday, May 8, 2014, and make it available on Redwood’s website.

Redwood will host an earnings call today, May 5, 2014, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its first quarter 2014 financial results. The number to dial in order to listen to the conference call is 1-800-311-6662 in the U.S. and Canada. International callers must dial 1-719-325-2421. Callers should reference call ID# 8799295. A replay of the call will be available through midnight on May 19, 2014, and can be accessed by dialing 1-877-870-5176 in the U.S. and Canada or 1-858-384-5517 internationally and entering access code 8799295. Live audio of the conference call will also be accessible over the internet at www.redwoodtrust.com, where a link to the call will be posted on Redwood’s home page. To listen to the call over the internet, go to the Redwood website at least 15 minutes before the call to register and to download and install any needed audio software. An audio replay of the call will also be available on Redwood’s website following the call.

Cautionary Statement: This press release and the related conference call contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to estimates of taxable income and the filing of our Quarterly Report on Form 10-Q. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our most recent Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
($ in millions, except share data)
	2014	2013	2013	2013	2013
Interest income	$55	$57	$58	$58	$54
Interest expense	(19)	(20)	(22)	(21)	(18)

Net interest income	36	38	36	36	35
(Provision for) reversal of provision for loan losses	(1)	(4)	(2)	3	(2)

Net interest income after provision	35	34	34	39	33
Noninterest income
Mortgage banking activities, net	(1)	17	(9)	48	46
MSR income, net	1	6	3	11	1
Other market valuation adjustments, net	(6)	1	—	(6)	—
Realized gains, net	1	2	11	—	12

Total noninterest income (loss), net	(5)	25	5	53	59
Operating expenses	(20)	(19)	(22)	(23)	(20)
Other expense	—	(12)	—	—	—
Benefit from (provision for) income taxes	2	(2)	5	(3)	(11)

Net income	$12	$25	$22	$66	$61

Average diluted shares (thousands)	84,941	84,395	84,422	96,172	87,345
Diluted earnings per share	$0.14	$0.29	$0.25	$0.71	$0.69
Regular dividends declared per common share	$0.28	$0.28	$0.28	$0.28	$0.28

(1)	Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)	31-Mar 2014	31-Dec 2013	30-Sep 2013	30-Jun 2013	31-Mar 2013
($ in millions, except share data)
Residential loans	$2,465	$2,166	$2,593	$3,219	$2,965
Commercial loans	491	432	380	495	401
Real estate securities	1,743	1,683	1,325	1,314	1,231
Mortgage servicing rights	65	65	60	43	18
Cash and cash equivalents	150	173	205	208	79
Other assets	93	89	98	156	103

Total Assets	$5,007	$4,609	$4,660	$5,435	$4,797

Short-term debt	$1,289	$863	$838	$1,446	$721
Other liabilities	100	81	81	122	80
Asset-backed securities issued	1,854	1,943	2,062	2,214	2,365
Long-term debt	513	476	472	444	444

Total liabilities	3,756	3,363	3,452	4,226	3,609
Stockholders’ equity	1,251	1,246	1,207	1,209	1,188
Total Liabilities and Equity	$5,007	$4,609	$4,660	$5,435	$4,797

Shares outstanding at period end (thousands)	82,620	82,505	82,389	82,332	81,706
GAAP book value per share	$15.14	$15.10	$14.65	$14.69	$14.54

(1)	Certain totals may not foot due to rounding. See notes to consolidating balance sheet on page 5.

REDWOOD TRUST, INC.

The following table shows the estimated effect that activities At Redwood and our Consolidated Sequoia Entities had on GAAP income for the three months ended March 31, 2014.

Consolidating Income Statement (1)
Three Months Ended March 31, 2014
($ in millions)	At	Consolidated	Redwood
	Redwood(2)	Sequoia Entities	Consolidated
Interest income	$38	$8	$45
Net discount (premium) amortization	11	(1)	10

Total interest income	49	7	55
Interest expense	(14)	(5)	(19)

Net interest income	35	1	36
Provision for loan losses	(1)	(1)	(1)

Net interest income after provision	34	1	35
Noninterest income
Mortgage banking activities, net	(1)	—	(1)
MSR income, net	1	—	1
Other market valuation adjustments, net	(6)	—	(6)
Realized gains, net	1	—	1

Total noninterest income (loss), net	(5)	—	(5)
Operating expenses	(19)	—	(20)
Other expense	—	—	—
Benefit from income taxes	2	—	2

Net Income	$12	$1	$12

(1)	Certain totals may not foot due to rounding.
(2)	The interest income and interest expense related to the Residential Resecuritization we engaged in during the third quarter of 2011 and the Commercial Securitization we engaged in during the fourth quarter of 2012 are included in the “At Redwood” column.

REDWOOD TRUST, INC.

We present this table to highlight the estimated effect that At Redwood and our Consolidated Sequoia Entities had on our GAAP balance sheet at March 31, 2014.

Consolidating Balance Sheet (1)
March 31, 2014
($ in millions)	At	Consolidated	Redwood
	Redwood(2)	Sequoia Entities	Consolidated
Residential loans	$775	$1,690	$2,465
Commercial loans	491	—	491
Real estate securities	1,743	—	1,743
Mortgage servicing rights	65	—	65
Cash and cash equivalents	150	—	150

Total earning assets	3,224	1,690	4,914
Other assets	87	6	93

Total Assets	$3,311	$1,696	$5,007

Short-term debt	$1,289	$—	$1,289
Other liabilities	99	1	100
Asset-backed securities issued	230	1,625	1,854
Long-term debt	513	—	513

Total liabilities	2,130	1,626	3,756
Stockholders’ equity	1,180	71	1,251

Total Liabilities and Equity	$3,311	$1,696	$5,007

(1)	We are required under GAAP to consolidate the assets and liabilities of certain securitization entities we have sponsored for financial reporting purposes. However, the securitized assets of these entities are not legally ours and we own only the securities and interests that we acquired from these securitization entities. Similarly, the liabilities of these entities are obligations payable only from the cash flow generated by their securitized assets and are not obligations of Redwood. Certain totals may not foot due to rounding.
(2)	Included in the “At Redwood” column are the assets and liabilities of the Residential Resecuritization and Commercial Securitization transactions we completed in 2011 and 2012, respectively. These transactions are treated as secured borrowings under GAAP. At March 31, 2014, the Residential Resecuritization accounted for $257 million of assets ($256 million of available-for-sale securities at fair value and $1 million of other assets) and $82 million of asset-backed securities issued (at amortized cost). Our $175 million investment in this resecuritization, as estimated for GAAP, equals the difference between these assets and liabilities. At March 31, 2014, the Commercial Securitization accounted for $262 million of assets ($257 million of commercial real estate loans at historical cost and $5 million of other assets) and $148 million of asset-backed securities issued (at amortized cost). Our $114 million investment in this securitization, as estimated for GAAP, equals the difference between these assets and liabilities.